UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 25, 2024

ALPHAVEST ACQUISITION CORP

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41574	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 W. 37th Street

New York, NY 10018

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code 203-998-5540

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one ordinary share and one right	ATMVU	The Nasdaq Stock Market LLC
Ordinary Shares, par value $0.0001 per share	ATMV	The Nasdaq Stock Market LLC
Rights, each right entitling the holder thereof to one-tenth of one ordinary share	ATMVR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 25, 2024 Brian Hartzband resigned as a member of the Board of Directors (the “Board”) of AlphaVest Acquisition Corp (the “Company”), as a member of the Audit Committee of the Board and the Compensation Committee of the Board. Mr. Hartzband’s resignation was not a result of any disagreement with the Company.

Also on November 25, 2024, Jiangang Luo was appointed to the Board as a Class I director with his initial term expiring at the Company’s first annual meeting of stockholders. The Board has determined that Mr. Luo is an independent director under the Nasdaq Stock Market Rules. Mr. Luo entered into the Company’s standard indemnification agreement for directors. Mr. Luo was also appointed as a member of the Audit Committee and as a member of the Compensation Committee.

Jiangang Luo has been the manager of Cleantech Global Limited, an investment consulting firm, since 2014, and the president of Prime Science & Technology, Inc., a computer/software consulting and IT outsourcing company, since 2006. Since 2021, he has also been the president of PNE Limited Partner LLC and Luo & Long General Partner LLC, which are special purpose vehicles that were established for the sole purpose of investing in Princeton NuEnergy, a US based cleantech company. He has also served as Chief Executive Officer of Bowen Acquisition Corporation, a blank check company, since March 2023. From 2011 to 2016, he served as managing partner of Faith Asset Management LLC, a global investment firm focused on the clean energy sector. From 2000 to 2006, he worked for Oracle as a Principal Consultant. Before 2000, he worked as a senior information system professional in various Fortune 500 companies including China Resources Group and Liz Claiborne. Mr. Luo also served as an executive for many non-profit organizations such as Chairman of the Tsinghua Alumni Association in New York and President of New Jersey Chinese Computer Professionals Society. Mr. Luo is a member of Tsinghua Entrepreneur & Elite Club. He has invested in many cleantech/fintech companies over the last 10 years. Mr. Luo received degrees in Applied Mathematics and Computer Science from Tsinghua University, a Computer Science Masters degree from New Jersey Institute of Technology and a masters degree in Computational Mathematics from Tsinghua University.

None of our directors, including Mr. Luo, receive any cash compensation for services rendered to us. There are no arrangements or understandings between Mr. Luo and any other person pursuant to which he was selected to serve on the Board, and there are no relationships between Mr. Luo and the Company that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHAVEST ACQUISITION CORP

By:	/s/ Yong (David) Yan
Name:	Yong (David) Yan
Title:	Chief Executive Officer

Dated: December 2, 2024